As filed with the Securities and Exchange Commission on June 2 , 2011
Registration No. 333-170781

SECURITIES AND EXCHANGE COMMISSION
FORM S-1A
Amendment No. 5

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRAIL ONE, INC.

Nevada	3714	27-3425913
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

TRAIL ONE, INC.
1844 South 3850 West
 Salt Lake City, Utah 84104
Tel.: 1-877-259-2551.
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Paracorp, Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Tel.: 1-775-883-0104
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
B K Consulting and Associates, P.C.
1844 South 3850 West, Suite B
Salt Lake City, Utah 84104
Telephone (888) 283-4256
Facsimile (877) 255-9218
E- Mail Corporate@bkconsultinginc.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share	8,000,000	$0.001	$8,000	$0.93	*
Total Registration fee	8,000,000	$0.001	$8,000	$0.93	*

(1)  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933, as amended. This includes stock to be sold by the selling stockholder.

(2)  The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.

*Estimate amount

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT ALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated June 2 , 2011

TRAIL ONE, INC.

8,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of an aggregate of 8,000,000 shares of common stock, par value $0.001, by Ralph Montrone, the selling security holder under this prospectus. These securities will be offered for sale by the selling security holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution."

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling security holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities."

Our common stock is presently not traded on any market or securities exchange. Common stock being registered in this registration statement may be sold by selling security holder at a fixed price of $0.001 per share or in transactions that are not in the public market at a fixed price of $0.001 per share. The offering will not be extended beyond the offering period of 29 days from the date of effectiveness.

The selling security holder Ralph Montrone is the ”underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all  shares being offered hereby.

The selling security holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangement and does not intend to enter into any equity compensation plans and individual compensation arrangement in the future.

Trail One, Inc. is a development stage company.  Trail One, Inc. has a limited history of development stage operations.  We presently do not have the funding to execute our business plan.  As of the date of this prospectus, we have generated no revenues from our development stage business operations.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors” beginning on page 6 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:   June 2 , 2011

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus is accurate at any date other than the date indicated on the cover page of this prospectus.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
DESCRIPTION OF PROPERTY	2
THE OFFERING	4
SUMMARY FINANCIAL INFORMATION	5
RISK FACTORS	6
(A) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING	6
(B) RISKS RELATED TO THE INDUSTRY	9
(C) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING	11
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS TO ISSUER	12
DILUTION	12
SELLING SECURITY HOLDER	12
PLAN OF DISTRIBUTION	13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS RESULTS OF OPERATIONS	15
LIQUIDITY AND CAPITAL RESOURCES	21
PLAN OF OPERATION	24
DESCRIPTION OF BUSINESS	25
MANAGEMENT	30
MANAGEMENT BIOGRAPHIES	31
INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
REMUNERATION OF DIRECTORS AND OFFICERS	32
EXECUTIVE COMPENSATION	33
SUMMARY COMPENSATION TABLE	33
COMPENSATION OF DIRECTORS	33
STOCK INCENTIVE PLAN	33
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS	33
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	34
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	34
DESCRIPTION OF SECURITIES	35
LEGAL MATTERS	36
EXPERTS	36
INTEREST OF NAMED EXPERTS AND COUNSEL	36
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	36
AVAILABLE INFORMATION	36
REPORTS TO SECURITY HOLDER	36
EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES
FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “TRAIL ONE,” “Company,” “we,” “us” and “our” refer to Trail One, Inc.

Overview

We were incorporated in the State of Nevada on September 9, 2010 under the name of Trail One, Inc.

Trail One, Inc. is a development stage company with a limited history of development stage operations.

Where You Can Find Us
Our principal executive office is located at Trail One, Inc.  1844 South 3850 West Salt Lake City, Utah 84104 Tel.: 1-877-259-2551. Internet: http://www.TrailOnecnc.com

GENERAL INTRODUCTION

Trail One, Inc. will market an aluminum license plate tag for automobiles.  It is an aluminum license plate bracket which will be decorated in any manner requested by the wholesale customer, and sold to the wholesale customer, at a price around $150.  Since its inception, on September 9, 2010, Trail One has incurred cumulative losses of $31,768 to March 31, 2011.

Trail One, Inc. will market its sole intended product (which has not yet been produced), an aluminum license plate tag for automobiles in the Salt Lake City, Utah area.

License plate tags are more commonly known as license plate frames/holders.  Our product is a computer generated license plate tag, produced by using a highly sophisticated laser guided CNC metal cutting flat surface screened lathe/cutter.  The license frame /holders will be made to order, through the Company’s website, with a customer’s required individualized custom look.  The material used for each license plate tag will be aluminum. Then each individualized license plate tag will be embellished with personalized and customized script based on customer demand. We intend to sub-contract the actual manufacturing of each license plate tag to a manufacturer to our approved specifications.

Additionally, we also intend to market the sale of our product to wholesalers on a ‘pre-order basis’. With respect to the wholesale market, we will solicit bulk sales to wholesalers who will order our products from a catalogue prior to the commencement of our manufacturing process which they will then be able to re-sell to the general public, as well as, through licensing ventures.

Trail One has not commenced its major operations of having its one product a license plate tag for automobiles manufactured by an unaffiliated outside provider (Advanced Precision Manufacturing Inc.[APMI]) and the Company has not distributed the product to anyone.  The Company will not have any license plate tags for automobiles manufactured until the Company has sold the product to an end user.  Trail One is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result, we are a startup company, which means that we have no operating history or revenue, and are at a competitive disadvantage.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next twelve months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See “Plan of Operation”)

Taking into account that our company is a new startup and is without an established income stream and/or profit & loss statement and has not yet produced any product for sale, the estimated annual burn rate projected during the first fiscal year, without due consideration for adjustment is $45,000.  This includes a three month burn, in cash, of $11,250 (at $3,750 per month) considering the Company encounters a bad quarter during its first year in business beginning with the first current due date and ending with the cash zero date.

Our independent auditors have added an explanatory paragraph to their report of our audited financial statements for the year ended September 30, 2010, stating that our net loss of ($15,500), lack of revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern. Our financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. They are no guarantee that we will be able to raise funds through equity security sales, debt instruments, and private financing. Currently, we have no agreements in place to raise money through debt instruments or private financing. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether.

BUSINESS DEVELOPMENT
The Company was incorporated on September 9, 2010. The Company has had limited development stage operations from incorporation (September 9, 2010) to May 26, 2011 .

Initial Sales Strategy:

We have established a two -prong sales approach; our approach utilizes direct sales through Ralph Montrone.  Our direct sales will be conducted by Mr. Montrone. He will market the product locally in the Salt Lake City, Utah area to automobile specialty shops.  His current marketing strategy consists of various Point of Sale material including posters and flyers developed by Mr. Montrone in the past several months.

We intend to derive income from these sales and our goal is to establish brand recognition.

Subsequent Sales Strategy

Trail One, Inc. will commence marketing license plate tags for sale to the general public.  The Company is presently developing its marketing program to sell license plate tags to the general public.  We also intend to market our product through our website: www.trailonecnc.com which is currently under development/construction. The Company has not sold the product to anyone at this time. Trail One, Inc. is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

We have no operating history and expect to incur losses for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares could be affected downward, and you could even lose your entire investment.

We have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations. Trail One, Inc. is a development stage company and in the absence of revenues and operations the Independent Auditor’s Report dated November 23, 2010, cites a going concern issue. The going concern statement opinion issued by the independent auditors is the result of a lack of operations and working capital.

The Company will need to raise capital which concerned the independent auditors because there is insufficient cash for operations for the next twelve months.  We will have to seek other sources of capital through equity security sales, debt instruments and private financing.

We established the minimum amount of $75,000 that the Company will need to raise through debt instruments such as bank loans, or private financing so that operations could start, in order to generate some type of revenue. Presently no other sources have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

DESCRIPTION  OF PROPERTY

Our corporate office are located at 1844 South 3850 West Salt Lake City, Utah 84104. Ralph Montrone currently owns this location.  This facility is 1,000 square feet of office space and is being provided to the Company free of charge by the sole officer and director, Ralph Montrone.  There are currently no proposed programs for renovation, improvement or development of the facility currently in use.

WHERE YOU CAN FIND US
Our principal executive office is located at Trail One, Inc. 1844 South 3850 West Salt Lake City, Utah 84104, and our telephone number is, 1-877-259-2551.

INTERNET ADDRESS
Our Internet address is http://www.TrailOnecnc.com

Over the next twelve months, Trail One, Inc. plans to build out and establish its reputation and network of clients and advisors in the automobile accessory business for sale to the general public. The Company aims to form long term working relationships with companies looking to sell Trail One license plate tags to the general public.

Mr. Ralph Montrone is the Chief Executive Officer, President, (Principal Executive Officer) and Director. Currently the Company has one employee; however as it grows, it plans to employ additional employees as needed.

PRINCIPAL OPERATIONS, ANDPRODUCTS OF THE COMPANY
Trail One, Inc. also referred to as “Trail One” and the “Company”, was incorporated in the State of Nevada on September 9, 2010. Trail One, Inc. is presently marketing an aluminum automobile license plate tag.

Trail One, Inc. is a development stage company with a limited history of development stage operations.

Trail One, Inc. is a development stage company.  Trail One, Inc. has a limited history of development stage operations. We presently do not have the funding to execute our business plan.

Achievement of our business objective is basically dependent upon the judgment, skill and knowledge of our management. Mr. Montrone, currently our sole executive officer and director. There can be no assurance that a suitable replacement could be found for any of our officers upon their retirement, resignation, inability to act on our behalf, or death.

RISK FACTORS
The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties beginning on page 6 of this prospectus entitled Risk Factors as well as the other information in this report before deciding to invest in our Company. All known materials risks are discussed in the Risk Factors section of this prospectus.  If any of the risks beginning on Page 6 of this Prospectus entitled “Risk Factors” are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment.

THE OFFERING

Common stock offered by selling security holder	8,000,000 shares of common stock. This number represents approximately 45% of our current outstanding common stock.

Selling Shareholder	Ralph Montrone

Offering price	$0.001

Minimum number of shares to be sold in this offering	None

Minimum number of shares to be offered per investor	100

Common stock outstanding before the offering	18,000,000 common shares as of June 2 , 2011

Common stock outstanding after the offering	18,000,000 shares.

Terms of the Offering		The selling security holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) within 29 days of the registration statement being declared effective   (iii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds		We are not selling any shares of the common stock covered by this prospectus.

Risk Factors		The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

	(1)	Based on 18,000,000 shares of common stock outstanding as of June 2 , 2011

This prospectus relates to the sale of up to 8,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled "Selling Security Holder." These 8,000,000 common shares are being offered hereby by Ralph Montrone, the selling security holder, under this prospectus.

The number of common shares offered by this prospectus represents up to approximately 45% of the total common stock outstanding after the offering.

The selling security holder Ralph Montrone is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

The selling security holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

 The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

Trail One, Inc. is a development stage company. Trail One, Inc. has a limited history of development stage operations.  We presently do not have the funding to execute our business plan.  As of the date of this prospectus, we have generated no revenues from our development stage business operations.

Information regarding the selling security holder, the common shares being offered to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Security Holder" and "Plan of Distribution." Trail One, Inc. will not receive any of the proceeds from these sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling Security Holder.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data for the six months ended March 31, 2011 and the period from Inception (September 9, 2010) through September 30, 2010 as well as the period from Inception through March 31, 2011. The financial statement data for the six months ended March 31, 2011 has been derived from our unaudited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

TRAIL ONE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

		September 9,	September 9,
	For the Six	2010	2010
	Months Ended	(inception) to	(inception) to
	March 31,	September 30,	March 31,
	2011	2010	2011
	(Unaudited)		(Unaudited)

Revenue	$-	$-	$-

Operating expenses:
General and administrative	6,501	-	6,501
Professional fees	9,600	15,500	25,100

Total operating expenses	16,101	15,500	31,601

Net operating loss	(16,101)	(15,500)	(31,601)

Other income (expense)	(167)	-	(167)

Loss before provision for income taxes	(16,268)	(15,500)	(31,768)

Provision for income taxes	-	-	-

Net loss	$(16,268)	$(15,500)	$(31,768)

Weighted average number of common shares outstanding - basic and fully diluted	18,000,000	18,000,000

Net loss per share - basic and fully diluted	$(0.00)	$(0.00)

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Related to Our Business

A) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING

THE COMPANY HAS A LIMITED DEVELOPMENT STAGE OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have a limited history of development stage operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly startups providing products in the well-serviced automobile listing arena. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have yet to establish profitable development stage operations or a history of profitable development stage operations. We anticipate that we will continue to incur substantial development stage operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience development stage operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company’s ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan because we currently do not have any income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

WE REQUIRE ADDITIONAL CAPITAL WHICH WE MAY BE UNABLE TO RAISE WHICH MAY CAUSE US TO STOP OR CUT BACK OUR OPERATIONS.

Through March 31, 2011 we have spent approximately $31,768 dollars.  Our currently estimated annual expenses are approximately $75,000.  We anticipate that we will need approximately $75,000 to complete all necessary stages in order to market our one license plate tag in the United States.

Obtaining additional financing will be subject to a number of factors, including Trail One’s lack of revenue. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that Trail One will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms.  The inability of Trail One to gain access to capital markets or obtain acceptable financing will have a material adverse effect upon the results of its operations and its financial conditions.  The proceeds from the sale of the securities offered in this registration statement will go directly to the selling security holder and not to Trail One.  As such, this offering might negatively affect Trail One’s ability to raise needed funds through a primary offering of Trail One’s securities in the future.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to a relatively small number of potential customers having the likelihood of purchasing our product.  We intend to generate revenue through the sale of our one product. Because we will be limiting the scope of our marketing activities, we may not be able to generate timely or sufficient sales to operate profitably.  If we cannot operate profitably, we may have to suspend or cease operations.  The Company’s financing requirements for next twelve month are the following.

•	$35,000 toward marketing materials which include filers, broachers, direct marketing DVD’s and mailing costs.
•	$2,000 for software and hardware to develop an internet site, $7,000 to develop the software and program the CNC machines with the software to produce the Company’s the license plate tags.
•	$7,000 Program administration and working capital and $9,000 to acquire the aluminum needed to manufacture the license plate tags.
•	$10,000 Costs and expenses associated with public company reporting requirements
•	$5,000 expenses associated with newly applicable corporate governance requirements

Our future capital requirements depend on many factors, including the following:

•	the progress of our direct sales,
•	the progress of marketing to the end users,
•	The progress in getting our web site completed and operational.

Although we have from time to time reviewed opportunities provided to us by investment bankers or potential investors in regard to additional equity financings, there can be no assurance that additional financing will be available when needed, or if available, will be available on acceptable terms. The Company also does not have any agreement in place with any investment bankers or potential investors to provide the Company with any financing.  Insufficient funds may prevent us from implementing our business strategy and will require us to further delay, scale back or eliminate our marketing program, or to scale back or eliminate our other operations.

In order to obtain working capital we will continue to:

•
seek capital through debt or equity financing which may include the issuance of convertible debentures or convertible preferred stock whose rights and preferences are superior to those of the common stockholders, and

•	seek advantageous financial transactions for the Company while taking into account the impact on our shareholders, dilution, loss of voting power and the possibility of a change-in-control.

Nonetheless, in order to satisfy our working capital needs, it may become necessary to issue convertible securities without a floor on the conversion price.

IN THE EVENT THAT WE ISSUE CONVERTIBLE PREFERRED STOCK OR CONVERTIBLE DEBENTURES WITHOUT A LIMIT ON THE NUMBER OF SHARES THAT CAN BE ISSUED UPON CONVERSION AND IF THE PRICE OF OUR COMMON STOCK DECREASES:

•
the percentage of shares outstanding that will be held by these holders upon conversion will increase accordingly, Substantial dilution can occur to existing shareholders if convertible debentures are issued without a limit on the number of shares that can be issued upon conversion and the price of the Company’s common stock decreases.

•
the lower the market price the greater the number of shares to be issued to these holders upon conversion, thus increasing the potential profits to the holder when the price per share later increases and the holder sells the common shares,

•
the preferred stockholders' potential for increased share issuance and profit, including profits derived from short sales of our common stock, in addition to a stock overhang of an indeterminable amount, may depress the price of our common stock,

•	in the event of our voluntary or involuntary liquidation while the preferred stock are outstanding, the holders of those securities will be entitled to a preference in distribution of our property.

It is anticipated that the $75,000 financing amount will be obtained by a loan from Ralph Montrone.  At this time we do not have any agreement in place with Mr. Montrone for additional loans.  In the event that we are unable to secure such a loan from Mr. Montrone, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

However, it is estimated that the amount of additional costs and expenses associated with public company reporting requirements will be approximately $10,000.  It is also estimated that the amount of additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000.

It is anticipated that we may need to obtain a loan from Ralph Montrone to cover these additional costs and expenses.  In the event that we are unable to secure such a loan from Mr. Montrone, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

OUR DEVELOPMENT STAGE OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual development stage operating results to fluctuate significantly in the future. Because our development stage operating results will be volatile and difficult to predict, in some future quarter our development stage operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our development stage operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased labor costs that can affect demand for our internet product; the amount and timing of development stage operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE DEVELOPMENT STAGE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended September 30, 2010 that we have not earned a profit. As of September 30, 2010, we had a net loss of $15,500, and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At September 30, 2010, our cash on hand was $2,500. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

OUR CURRENT BUSINESS DEVELOPMENT STAGE OPERATIONS RELY HEAVILY UPON OUR KEY EMPLOYEE AND FOUNDER, MR. RALPH MONTRONE.

We have been heavily dependent upon the expertise and management of Mr. Ralph Montrone, our Chief Executive Officer and President, and our future performance will depend upon his continued services. The loss of the services of Mr. Montrone’s services could seriously interrupt our business operations, and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing development stage operations. The Company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, inability to act on our behalf, or death.

OUR FUTURE GROWTH MAY REQUIRE RECRUITMENT OF QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer support functions, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

WE ARE HIGHLY RELIANT UPON THE MANUFACTURING CAPABILITIES OF APMI OUR INTENDED SUB-CONTRCATOR/MANUFACTURER WITH WHO WE HAVE NO AGREEMENT AT THIS TIME

Our Company is currently solely reliant on APMI to manufacture our product.  Should APMI not manufacture our product as intended, we may or may not be able to secure another manufacturer to manufacture our product which would result in a failure of our business.

(B) RISKS RELATED TO THE INDUSTRY

AUTOMOBILE LICENSE PLATE TAGS IS COST COMPETITIVE AND IS CHARACTERIZED BY LOW FIXED COSTS. A REDUCTION IN COST FOR THE INDUSTRY COULD AFFECT THE DEMAND FOR OUR LICENSE PLATE TAGS.

Automobile license plate tags sales industry is highly competitive and is characterized by a large number of competitors ranging from small to large companies with substantial resources. Many of our potential competitors have substantially larger customer bases, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

Price competition exists in the automobile license plate tags industry. There are many automobile license plate tags sales companies that could discount their products which could result in lower revenues for the entire industry. A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

OUR DEVELOPMENT STAGE OPERATING RESULTS MAY FLUCTUATE DUE TO FACTORS WHICH ARE NOT WITHIN OUR CONTROL.

Our development stage operating results are expected to fluctuate in the future based on a number of factors, many of which are not in our control. Our development stage operating expenses primarily include marketing and general administrative expenses that are relatively fixed in the short-term. If our revenues are lower than we expect because demand for our one product diminishes, or if we experience an increase in defaults among distributors of our license plate tags or for any other reasons we may not be able to quickly return to acceptable revenue levels.

Because of the unique nature of our business and the fact that there are no comparable past business models to rely on, future factors that may adversely affect our business are difficult to forecast. Any shortfall in our revenues would have a direct impact on our business. In addition, fluctuations in our quarterly results could adversely affect the market price of our common stock in a manner unrelated to our long-term operating performance.

WE HAVE NO OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY A YOUNG COMPANY.

We were incorporated in the State of Nevada on September 9, 2010. We have no operating history for investors to evaluate the potential of our business development. The Company has had no revenues or expenses prior to this time period.

THERE ARE MANY INHERENT RISKS AND DIFFICULTIES IN INTRODUCING ANY NEW PRODUCT TO THE MARKET PLACE.

We will begin to market our one product in the Salt Lake City, Utah area and develop our brand name. We face, however, many of the risks and difficulties inherent in introducing a new product. These risks include, but are not limited to, the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement an advertising and marketing plan;
●	Attain customer loyalty;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our product; and
●	Attract, retain and motivate qualified personnel.

WE MAY NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our product will require the commitment of resources to increase the advertising, marketing and future expansion of our business. In addition, expenditures will be required to enable us in 2011 to conduct planned business research, development of new affiliate and associate offices, and marketing of our existing and future products.  Currently, we have no established bank-financing arrangements. Therefore, it is possible that we would need to seek additional financing through subsequent equity security sales, debt instruments, and private financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities could result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand Trail One will depend largely upon our success in creating a customer base and potential referral sources. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase our marketing and advertising budgets. If we are unable to economically promote or maintain our brand, then our business, results of operations and financial condition could be severely harmed. The Company had a working capital (deficit) of ($13,768) and $2,500 at March 31, 2011 and September 30, 2010.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company, which will negatively affect our business operations.

However, it is estimated that the amount of additional costs and expenses associated with public company reporting requirements will be approximately $10,000.  This amount will last the Company twelve months.  It is also estimated that the amount of additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000. This amount will last the Company twelve months.

It is anticipated that we may need to obtain a loan from Ralph Montrone to cover these additional costs and expenses. At this time, we do not have an agreement in place with Mr. Montrone.  In the event that we are unable to secure such a loan from Mr. Montrone, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

(C) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING. WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. Ralph Montrone beneficially owns approximately 100% of our capital stock with voting rights. In this case, Mr. Montrone will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.001 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value; assets or earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus includes some statement that are not purely historical and that are “forward-looking statements.” Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects to the Company. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holder. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering 8,000,000 shares for gross proceeds to the selling shareholder of $8,000.   All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holder.

With the exception of any brokerage fees and commission which are the obligation of the selling security holder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $45,000, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses of which the Company has incurred approximately $31,768 as of March 31, 2011.  The Company intends to pay the remaining $13,232 to cover fees, costs and expenses of this offering through a loan with its President Ralph Montrone.  At this time we do not have an agreement in place with Mr. Montrone. In the event that we are unable to secure such a loan from Mr. Montrone, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

DILUTION

The common stock to be sold by the selling security holder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holder. Upon the successful completion of this offering, the number of shares will total 18,000,000 common shares outstanding.

SELLING SECURITY HOLDER

On September 9, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000. The common shares being offered for resale by the selling security holder consist of the 8,000,000 shares of our common stock held by one shareholder (founder).

The following table sets forth the name of the selling security holder, the number of shares of common stock beneficially owned by the selling stockholder as of May 31, 2011 and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	Name	Shares beneficially owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering if all 8,000,000 sold	Percent Beneficially Owned after Offering if all 8,000,000 sold

1	Ralph Montrone	18,000,000	8,000,000	10,000,000	55%

The selling shareholder Ralph Montrone is not a broker-dealer or an affiliate of a broker- dealer.

(1)
Ralph Montrone is the founder and officer and director of the Company. He presently owns 18,000,000 shares of the Company stock, which he obtained on September 9, 2010. Mr. Montrone is the sole shareholder of the Company.

 PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for resale by the selling security holder identified in the section above entitled “Selling Security Holder." We will receive none of the proceeds from the sale of these shares by the selling security holder.

The selling security holder may sell some of all of their common stock in one or more transactions, including block transactions:

*	On such public markets or exchanges as the common stock may from time to time be trading;
*	In privately negotiated transactions;
*	Through the writing of options on the common stock;
*	Settlement of short sales; or,
*	In any combination of these methods of distribution.

The selling security holder has set an offering price for these securities of $0.001 per share, with a minimum number of shares to be offered per investor of 100 and an offering period of twenty nine days from the date of this prospectus.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. In the event of the transfer by the selling security holder of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling security holder who have transferred his shares.

The selling security holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling security holder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price of $0.001 per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices of $0.001, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holder.

If, after the date of this prospectus, the selling security holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling security holder listed in this prospectus is the underwriter within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part and any broker-dealers or agents that are involved in selling the shares may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holder may receive, would be deemed to be underwriting compensation under the Securities Act. Because the selling security holder is the underwriter under Section 2(11) of the Securities Act, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $45,000 inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses of which the Company has incurred $31,768 as of March 31, 2011.  The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Trail One, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of the existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

There is no assurance that we will find a market maker and no assurance that our shares will be approved for trading on the OTC Bulletin.

The selling security holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holder is engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

*	Not engage in any stabilization activities in connection with our common stock;
*	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
*	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, the Company intends to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

GENERAL OVERVIEW

Nature of business

Trail One was formed in the state of Nevada on September 9, 2010 to establish retail sales of automobile license plate tags to the general public.  The Company expects to generate its corporate revenue from the sale of its license plate tags.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

The Company has adopted a fiscal year end of September 30.

Trail One, Inc. is presently marketing an automobile license plate tag as an accessory. Trail One is a development stage company with a limited history of development stage operations.

Trail One, Inc. was founded in the State of Nevada on September 9, 2010.  The Company plans to market Trail One through a combination of direct sales, referrals and networking within the industry. To date the Company has not generated any sales.

Trail One will provide in May of 2011 an internet site where customers can purchase the automobile license plate tags. We need further funding to develop our website.  Our website address is: www.trailonecnc.com.

To commence active business operations, we will need to engage in a number of planning stage and preliminary activities. We will commence activities include developing the website for our automobile license plate tags, preparing marketing materials and direct mail. We will undertake and work to finish these activities upon completion of this registration statement.

We have completed some of the activities, developing the program to cut one automobile license plate tag from a piece of solid aluminum and creating the initial marketing material.  The Company will need to raise additional funds of $75,000, in the form of equity security sales, debt instruments and private financing, to complete the marketing program.  From September 2010 through the present we have spent a substantial amount of time in developing the finished license plate tag and marketing material, strategic planning, budgeting, and preliminary work.

We have determined what we believe the retail price of our one aluminum product to be along with the relative cost to have the product manufactured and packaged and shipped by outside vendors we then estimated the administrative expense to arrive at the selling price of around $150.00. If these prices are incorrect it could result in an operating loss for us.

While budgetary manufacturing, packaging, shipping and marketing costs have been established for our product, no definitive orders have been placed for the Company’s one product; therefore, it is possible that these prices could be incorrect. If after development a different price is deemed necessary it could result in an operating loss for us. We have not devoted much time to raising capital other than the investments from the Mr. Montrone. Furthermore, Trail One has not commenced its major operations of having outside vendors manufacture, package, and ship our one product.  Trail One is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date.

Management has developed what it believes is a viable plan of removing the threat to the continuation of the business. Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management wants to raise additional capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Presently we do not have any existing sources or plans for financing.

Over the next twelve months, Trail One, Inc. plans to build out its reputation and develop a network in the automobile accessory business and begin sales to the general public.  Presently the Company has not sold any tags.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional permanent capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional permanent capital through equity security sales, debt instruments, and private financing in the amount of $75,000. Presently we do not have any existing sources or plans for financing.

The specific steps that we intend to take to try to secure the required $75,000 are as follows:

(1)
 We will first attempt to obtain a bank loan for the $75,000.  In doing so, we will approach various banks to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the bank that we believe offers the best arrangements for us regarding said loan.  We will then submit our application, which may also include the submittal of a business plan that we will prepare.  In the event the initial bank does not approve and issue a loan, then we will move on to another bank and continue with such efforts until such time as it is determined by us that such an approach will not succeed.  We anticipate that such an effort can be commenced and completed within the first 30 days.

(2)
 In the event we are not able to obtain a bank loan for $75,000 we will then attempt to obtain such funds through a private financing source.  We will search for reliable sources for private financing, and research them by ascertaining their reputation in their field of business, the length of time being in business, and sources of their funding.  We will then choose those private financing sources that we feel confidence in and approach then to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same.  We will then choose the private financing source that we believe offers the best arrangements for us regarding said loan.  We will then submit our application, which may also include the submittal of a business plan that we will prepare.  In the event the initial private financing source does not approve and issue a loan, then we will move on to another private financing source and continue with such efforts until such time as it is determined by us that such an approach will not succeed.  We anticipate that such an effort can be commenced and completed within the first 60 days.

(3)
We will utilize a two prong approach using direct sales model conducted by Mr. Montrone.  He will market the product locally in the Salt Lake City, Utah area to automobile specialty shops.  His current marketing strategy consists of various Point of Sale material including posters and flyers developed by Mr. Montrone in the past several months. Trail One, Inc. will market license plate tags for sale to the general public.   We also intend to market our license plate tags through our website: www.trailonecnc.com which is currently under development/construction.

(4)
Our plan of operation is, once we raise the necessary $75,000, to: (1) manufacture customized license plate tags for customers once we received orders for our license plates tags from our customers; (2)  use the CNC machines we have programmed to do the customize cutting of the aluminum to manufacture the requested customized license plate tag requested from our customers - whether it be in bulk orders from wholesale distributors or from customer orders from our internet website address mentioned below; and (3)  Subsequently, we plan, upon completion of the manufacturing process (which takes approximately seven (7) days, to ship/mail the license plate tags to customers who have requested customized orders on our internet website address, and/or store the bulk orders from wholesale distributors until such time as we have received payment for those orders.

Upon getting an order for a customized license plate tag from a customer, it takes approximately seven (7) days for us to produce on a CNC machine the customized license plate tags which are made out of one half-inch of solid aluminum.  We can make as many of the aforementioned customized aluminum license plate tags as are ordered each day.

(5)	In the event that we are not successful in securing such financing, then our plans to become operational will be in danger and we will not succeed in moving forward.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next six months, and we will need to obtain additional financing to operate our business for the next six months. Our “burn rate” is approximately $3,750 per month. Most of our expenses are anticipated to be legal, accounting, transfer agent, and other costs associated with being a public company. Additional financing, whether through equity security sales, debt instruments, and private financing to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

If the $75,000 is raised, the twelve month operating plan shall be as follows (Furthermore, in raising the $75,000 capital, the Company would not move into operations until it has developed its internet site to sell its license plate tags to the general public.)

•
The implementation of our direct sales model through Mr. Montrone through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $35,000 toward marketing materials which include filers, broachers, direct marketing DVD’s and mailing costs.  The Company intends to allocate these funds as soon as they are available.

•	$10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirements.

•
Software and hardware to develop an internet site will cost the Company at least $2,000.  As an Automobile license plate tags company continued improvements and upgrades will be required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system creation. The Company intends to allocate these funds within four months of the funds becoming available. Additionally, it will cost the Company $7,000 to develop the software for the CNC machines and install that software on those CNC machines to produce the Company’s license plate tags.

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the Company at least $7,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover management expenses such as those from industry consultants in the automobile accessory business, and advisors. The Company intends to pay its consultants, advisors fees and working capital expenses as they become due.  Additionally, it will cost the Company $9,000 to acquire the necessary aluminum to produce the Company’s license plate tags.

Once the Company raises the necessary 75,000, and the necessary software for the CNC machines is developed and installed, we will begin producing the license plate tag for automobiles.  If we are not able to obtain the full amount required to finance our operations, we will reduce the amount we have allocated for our marketing materials accordingly.

Initial Sales Strategy:

We have established a two -prong sales approach; our approach utilizes direct sales through Ralph Montrone. Our direct sales will be conducted by Mr. Montrone. He will market the product locally in the Salt Lake City, Utah area to automobile specialty shops.  His current marketing strategy consists of various Point of Sale material including posters and flyers developed by Mr. Montrone in the past several months.

We intend to derive income from these sales and our goal is establish brand recognition.

Subsequent Sales Strategy:

Trail One, Inc. will market license plate tags for sale to the general public.  The Company is presently developing its marketing program to sell license plate tags to the general public.  We also intend to market our product through our website: www.trailonecnc.com which is currently under development/construction. We need additional funding to finish our website. The Company has not sold the product to anyone at this time. Trail One, Inc. is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

Development Stage Company
The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and promotion
All costs associated with advertising and promoting products are expensed as incurred.

Income taxes
Trail One recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Trail One provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Segment Reporting
Under FASB ASC 280-10-50, the Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  This statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Revenue recognition
For revenue from product sales, the Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Basic and diluted loss per share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-based compensation
The Company adopted FASB guidance on stock based compensation upon inception on September 9, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Trail One did not issue any stock and stock options for compensation for the period from inception, September 9, 2010 to March 31, 2011.

Recent Accounting Pronouncements
In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC upon inception at September 9, 2010. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 did not have a significant effect on the Company’s financial statements. In connection with preparing the accompanying audited financial statements, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission).

RESULTS OF OPERATIONS

For the six months ended March 31, 2011 and for the period from September 9, 2010 (inception) to September 30, 2010 and for the period from September 9, 2010 (inception) to March 31, 2011

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

TRAIL ONE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

		September 9,	September 9,
	For the Six	2010	2010
	Months Ended	(inception) to	(inception) to
	March 31,	September 30,	March 31,
	2011	2010	2011
	(Unaudited)		(Unaudited)

Revenue	$-	$-	$-

Operating expenses:
General and administrative	6,501	-	6,501
Professional fees	9,600	15,500	25,100

Total operating expenses	16,101	15,500	31,601

Net operating loss	(16,101)	(15,500)	(31,601)

Other income (expense)	(167)	-	(167)

Loss before provision for income taxes	(16,268)	(15,500)	(31,768)

Provision for income taxes	-	-	-

Net loss	$(16,268)	$(15,500)	$(31,768)

Weighted average number of common shares outstanding - basic and fully diluted	18,000,000	18,000,000

Net loss per share - basic and fully diluted	$(0.00)	$(0.00)

Sales
We were in the development stage and generated no revenues for the six months ended March 31, 2011 and the period from September 9, 2010 (inception) to September 30, 2010 because the Company has not yet commenced operations.

Operating Expenses
Total operating expenses for the six months ended March 31, 2011 and the period from September 9, 2010 (inception) until September 30, 2010 were $16,101 and $15,500, respectively. The costs primarily consisted of costs of incorporation and legal and accounting professional fees incurred as we formed our entity and prepared our filings for the Securities and Exchange Commission (“SEC”).

Interest Expenses
Interest expense for the six months ended March 31, 2011 and the period from September 9, 2010 (inception) until September 30, 2010 was $167 and $-0-, respectively. The expenses consisted of interest on loans received from Ralph Montrone, our CEO.

LIQUIDITY AND CAPITAL RESOURCES

We believe that our existing sources of liquidity are $NIL, along with cash expected to be generated from the sale of our one product will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity security sales, debt instruments, private financing. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position, but at some time in the future we may need to obtain additional financing to complete our business plan.  There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our company to continue with this business and the business may fail.

TRAIL ONE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

		September 9,	September 9,
	For the Six	2010	2010
	Months Ended	(Inception) to	(Inception) to
	March 31,	September 30,	March 31,
	2011	2010	2011
	(Unaudited)		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,268)	$(15,500)	$(31,768)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in:
Accounts payable	206	-	206
Accrued expenses	5,200	-	5,200
Accrued interest, related party	167	-	167

Net cash provided by (used in) operating activities	(10,695)	(15,500)	(26,195)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from officer, loans, related party	8,195	-	8,195
Proceeds from sale of common stock	-	18,000	18,000

Net cash provided by financing activities	8,195	18,000	26,195

NET CHANGE IN CASH	(2,500)	2,500	-

CASH AT BEGINNING OF PERIOD	2,500	-	-

CASH AT END OF PERIOD	$-	$2,500	$-

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

We have incurred a net loss of $16,268 and $15,500 for the six months ended March 31, 2011 and the period from Inception (September 9, 2010) through September 30, 2010, respectively. Our cash and cash equivalent balances were $0 and $2,500 at March 31, 2011 and September 30, 2010. We had an accumulated deficit of $31,768 and $15,500 at March 31, 2011 and September 30, 2010, respectively. Total current liabilities were $13,768 and $-0- at March 31, 2011 and September 30, 2010, respectively.

Eighteen Million (18,000,000) common shares were issued with a value of $0.001. Net cash used in operating activities totaled $10,695 and $15,500 for the six months ended March 31, 2011 and the period from Inception (September 9, 2010) through September 30, 2010, respectively. Operating expenses were $16,101 and $15,500 for the six months ended March 31, 2011 and the period from Inception (September 9, 2010) through September 30, 2010, respectively, and primarily consisted of costs of incorporation and legal and accounting professional fees incurred as we formed our entity and prepared our filings for the Securities and Exchange Commission (“SEC”).

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We will raise the capital necessary to fund our business through a subsequent offering of equity security sales, debt instruments, and private financing arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

We estimate that our “burn rate” is approximately $3,750 per month. Management has estimated the cost over the next six months to be (a) $15,000 to continue to marketing and financing of direct sales program to the automobile industry, and (b) $7,500 to maintain our reporting status. Therefore our current cash on hand will not satisfy our cash requirements for the next six months and as such our CEO and director, Mr. Montrone will need to arrange additional financial commitments to our Company, which is not guaranteed.  There is no guarantee that Mr. Montrone will advance any funds. If the funds are advanced we will use these funds for use towards fees and expenses related to this offering and to sustain our business over the next six month period, as the expenses are incurred, in the form of a non-secured loan. Although Mr. Montrone may be willing to make some personal additional financial commitments, the total additional amount that he is willing to invest has not yet been determined.

We plan to satisfy our future cash requirements - primarily the working capital required for the marketing of our one product and to offset legal and accounting fees - by additional financing. This will likely be in the form equity security sales, debt instruments, and private financing.

Management believes that if we obtain sufficient funds to operate our business through equity security sales, debt instruments, and private financing, we may generate sales revenue within the following twelve months thereof. However, equity security sales, debt instruments, and private financing, may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If we are unsuccessful in raising the additional proceeds through equity security sales, debt instruments and private financing, which would be highly difficult for a new development stage company to secure. Therefore, we are highly dependent upon the future equity financing and/or support from our existing shareholders. However, if such debt financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise additional proceeds via equity security sales, debt instruments and private financing, we would be required to cease business operations. As a result, investors in our common stock would lose all of their investment. Also management believes if we cannot raise sufficient revenues or maintain our reporting status with the SEC we will have to cease all efforts directed towards our business. As such, any investment previously made would be lost in its entirety.

If we are unable to complete any phase of our development or marketing efforts because we don't have enough money, we will cease our development and/or or marketing operations until we raise the necessary money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds through equity security sales, debt instruments and private financing, we will have to cease operations and investors would lose their entire investment.

Our auditors have issued a "going concern" opinion, which is included in the financial statements included in this Form S-1 filing. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no substantial revenues are anticipated. Our only other source for cash at this time is investments by our CEO and director. We must raise cash to implement our business strategy and stay in business.

If the $75,000 is raised the twelve month operating plan shall be as follows (furthermore, in raising the $75,000 capital, the Company would not move into operations until it has developed its internet site to sell its license plate tags to the general public.)

•
The implementation of our direct sales model through Mr. Montrone through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $35,000 toward marketing materials which include filers, broachers, direct marketing DVD’s and mailing costs.  The Company intends to allocate these funds as soon as they are available.

•	$10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirements.

•
Software and hardware to develop an internet site will cost the Company at least $2,000.  As an automobile license plate tags company continued improvements and upgrades will be required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system creation. The Company intends to allocate these funds within four month of the funds becoming available. Additionally, it will cost the Company $7,000 to develop the software for the CNC machines and install that software on those CNC machines to produce the Company’s license plate tags.

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the Company at least $7,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover management expenses such as those from industry consultants in the automobile accessory business, and advisors. Additionally, it will cost the Company $9,000 to acquire the necessary aluminum to produce the Company’s license plate tags.

Once the Company raises the necessary 75,000, and the necessary software for the CNC machines is developed and installed, we will begin producing the license plate tag for automobiles. We plan to raise capital through equity security sales, debt instruments and private financing.  If we are not able to obtain the full amount required to finance our operations, we will reduce the amount we have allocated for our marketing materials accordingly.

Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

INFLATION

The rate of inflation has had little impact on the Company's results of operations and is not expected to have a significant impact on the continuing operations.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

Financing Activities

There are none at this time.

Satisfaction of Our Cash Obligations for the Next Twelve Months

As of March 31, 2011, our cash balance was $0.  Our plan for satisfying our cash requirements for the next six months, estimated to be between approximately $22,500, is through generating revenue from our tags (no tags have been sold at this time), equity security sales, debt instruments and private financing.  We anticipate some product generated income during that same period of time, but do not anticipate generating sufficient amounts of revenues to meet our working capital requirements. Consequently, we intend to make appropriate plans to insure sources of additional capital in the future to fund growth and expansion through additional equity security sales, debt instruments, and private financing.  The $22,500 cost estimate is calculated based on: (1) the acquisition of the aluminum to make the license plate tags; (2) the development of the necessary software for the CNC machinery to make the license plate tags; (3) the programming of the CNC machinery with the aforementioned software. The company being subcontracted to produce the automobile license plate tags will perform these functions.  Additionally, the $22,500 cost estimate is the price we were quoted by the company subcontracted to: (1) acquire the aluminum to make the license plate tags; (2) develop the necessary software for the CNC machinery to make the license plate tags; and (3) program the CNC machinery with the aforementioned software.  The estimated time frame to complete these tasks is dependent on the subcontracted company.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment, as such items are not required by us at this time or in the next twelve months.

Additional Disclosure of Outstanding Share Data

As of March 31, 2011 , we had 18,000,000 shares of common stock issued and outstanding.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

PLAN OF OPERATION

We will not receive any proceeds from the sale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financing.  We estimate that our capital requirements for the next six months will be approximately $22,500. The $22,500 cost estimate is calculated to be for: (1) the acquisition of the aluminum to make the license plate tags; (2) the development of the necessary software for the CNC machinery to make the license plate tags; (3) the programming of the CNC machinery with the aforementioned software.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next six months, and we will need to obtain additional financing to operate our business for the next six months. Our “burn rate” is approximately $3,750 per month. Most of our expenses are anticipated to be legal, accounting, transfer agent, and other costs associated with being a public company. Additional financing, whether through public or private equity security sales, debt instruments, and private financing with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

Over the next twelve months, Trail One, Inc. plans to build out its reputation and develop a network in the automobile accessory business and begin sales to the general public.  Presently the Company has not sold any tags.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing.  Specifically, management intends to raise additional permanent capital through debt instruments such as bank loans, or private financing.  The goal of this effort is to provide working capital for the next year.  Our twelve month operating plan is dependent on raising additional permanent capital through equity security sales, debt instruments such as bank loans, or private financing in the amount of $75,000.  Presently we do not have any existing sources or plans for financing.

The specific steps that we intend to take to try to secure the required $75,000 are as follows:

(1)
We will first attempt to obtain a bank loan for the $75,000.  In doing so, we will approach various banks to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the bank that we believe offers the best arrangements for us regarding said loan.  We will then submit our application, which may also include the submittal of a business plan that we will prepare.  In the event the initial bank does not approve and issue a loan, then we will move on to another bank and continue with such efforts until such time as it is determined by us that such an approach will not succeed.  We anticipate that such an effort can be commenced and completed within the first 30 days.

(2)
In the event we are not able to obtain a bank loan for $75,000 we will then attempt to obtain such funds through a private financing source.  We will search for reliable sources for private financing, and research them by ascertaining their reputation in their field of business, the length of time being in business, and sources of their funding.  We will then choose those private financing sources that we feel confidence in and approach then to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same.  We will then choose the private financing source that we believe offers the best arrangements for us regarding said loan.  We will then submit our application, which may also include the submittal of a business plan that we will prepare.  In the event the initial private financing source does not approve and issue a loan, then we will move on to another private financing source and continue with such efforts until such time as it is determined by us that such an approach will not succeed.  We anticipate that such an effort can be commenced and completed within the first 60 days.

(3)
We will utilize a two prong approach using direct sales model conducted by Mr. Montrone.  He will market the product locally in the Salt Lake City, Utah area to automobile specialty shops.  His current marketing strategy consists of various Point of Sale material including posters and flyers developed by Mr. Montrone in the past several months. Trail One, Inc. will market license plate tags for sale to the general public.   We also intend to market our license plate tags through our website: www.trailonecnc.com which is currently under development/construction.

(4)
Our plan of operation is, once we raise the necessary $75,000, to: (1) manufacture customized license plate tags for customers once we received orders for our license plates tags from our customers; (2)  use the CNC machines we have programmed to do the customize cutting of the aluminum to manufacture the requested customized license plate tag requested from our customers - whether it be in bulk orders from wholesale distributors or from customer orders from our internet website address mentioned below; and (3)  Subsequently, we plan, upon completion of the manufacturing process (which takes approximately seven (7) days, to ship/mail the license plate tags to customers who have requested customized orders on our internet website address, and/or store the bulk orders from wholesale distributors until such time as we have received payment for those orders.

Upon getting an order for a customized license plate tag from a customer, it takes approximately seven (7) days for us to produce on a CNC machine the customized license plate tags which are made out of one half-inch of solid aluminum.  We can make as many of the aforementioned customized aluminum license plate tags as are ordered each day.

(5)	In the event that we are not successful in securing such financing, then our plans to become operational will be in danger and we will not succeed in moving forward.

If the $75,000 is raised the twelve month operating plan shall be as follows (Furthermore, in raising the $75,000 capital, the Company will not go into operations until it has set up and established its presence on the internet for marketing and selling its product.)

•
The implementation of our direct sales model through Mr. Montrone through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $35,000 toward marketing materials which include filers, broachers, direct marketing DVD’s and mailing costs.  The Company intends to allocate these funds as soon as they are available.

•	$10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirements.

•
Software and hardware to develop an internet site will cost the Company at least $2,000.  As an Automobile license plate tags company continued improvements and upgrades will be required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system creation. The Company intends to allocate these funds within four months of the funds becoming available. Additionally, it will cost the Company $7,000 to develop the software for the CNC machines and install that software on those CNC machines to produce the Company’s license plate tags.

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the Company at least $7,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover management expenses such as those from industry consultants in the automobile accessory business, and advisors. The Company intends to pay its consultants, advisors fees and working capital expenses as they become due.  Additionally, it will cost the Company $9,000 to acquire the necessary aluminum to produce the Company’s license plate tags.

Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended September 30, 2010, stating that our net loss of $15,500, lack of revenues and dependence on our ability to raise additional capital to continue our existence, raise substantial doubt about our ability to continue as a going concern. Our financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our business.

We are bearing all costs relating to the registration of the common stock, which are estimated at approximately $45,000. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. Mr. Montrone has contacted both public and private debt financing group in order to fund the Company, at this time he has not get obtained the financing and there is no guarantee that financing will be completed.  Mr. Montrone expects to have the financing completed in the next four months.   Mr. Montrone does not have any experience in raising capital through security sales, debt instruments and private financing for a public company.

DESCRIPTION OF BUSINESS

GENERAL OVERVIEW
Trail One, Inc., also referred to as “Trail One” and the “Company”, was founded in the State of Nevada on September 9, 2010. Trail One, Inc. is presently marketing an automobile license plate tag used as a car accessory to be sold to the general public.

Trail One is a development stage company with a limited history of development stage operations.

Trail One has not commenced its operations of having its one product an automobile license plate tag, manufactured by an unaffiliated outside provider (Precision Manufacturing Inc.) and the Company has not distributed the product to anyone.  The Company is presently marketing its one automobile license plate tag in the Salt Lake City, Utah area.  Trail One is considered a development stage company because it has not commenced its operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

The Company’s executive offices are located at 1844 South 3850 West Salt Lake City, Utah 84104.  The Company’s telephone number is 1-877-259-2551. Internet: TrailOnecnc.com

ORGANIZATION WITHIN LAST FIVE YEARS

Trail One, Inc. was founded in the State of Nevada on September 9, 2010. The Company is presently marketing an automobile license plate tag used as a car accessory to be sold to the general public.  The Company plans to market Trail One through a combination of direct sales, referrals and networking within the industry, and generate revenues from the sale of Automobile license plate tags.

At this time, the Company is not marketing its one automobile license plate tag to automobile specialty shops in the Salt Lake City, Utah area.  The Company intends to market its one automobile license plate tag through a combination of direct sales, referrals and networking within the industry. To date the Company has not generated any sales. Upon a purchase order being placed with Trail One for an automobile license plate tag the Company intends to contract with Advanced Precision Manufacturing Inc. to manufacture, package and deliver the finished product to the customer in the Salt Lake City, Utah area. Advanced Precision Manufacturing Inc. has not produced any automobile license plate tags for Trail One to date.  Advanced Precision Manufacturing Inc. has not produced any test samples to date. Trail One does not have a formal contact with Advanced Precision Manufacturing Inc. at this time.

At this time we only have on employee, Ralph Montrone.

Over the next twelve months, Trail One, Inc. plans to build out its reputation and network in the automobile accessory industry, thereby attracting new customers. Currently the Company employs one employees, however as the Company grows, it plans to employ additional employees, as required.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional capital through equity security sales, debt instruments and private financing in the amount of $75,000. Presently we do not have any existing sources or plans for financing.

If the $75,000 is raised the twelve month operating plan shall be as follows (Furthermore, in raising the $75,000 capital, the Company will not go into operations until it has set up and established its presence on the internet for marketing and selling its product.)

•
The implementation of our direct sales model through Mr. Montrone through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $35,000 toward marketing materials which include filers, broachers, direct marketing DVD’s and mailing costs.  The Company intends to allocate these funds as soon as they are available.

•	$10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirements.

•
Software and hardware to develop an internet site will cost the Company at least $2,000.  As an Automobile license plate tags company continued improvements and upgrades will be required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system creation. The Company intends to allocate these funds within four month of the funds becoming available. Additionally, it will cost the Company $7,000 to develop the software for the CNC machines and install that software on those CNC machines to produce the Company’s license plate tags.

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the Company at least $7,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover management expenses such as those from industry consultants in the automobile accessory business, and advisors. The Company intends to pay its consultants, advisors fees and working capital expenses as they become due. Additionally, it will cost the Company $9,000 to acquire the necessary aluminum to produce the Company’s license plate tags.

BUSINESS FACILITIES
Trail One, Inc. is located at 1844 South 3850 West Salt Lake City, Utah 84104. The Company’s telephone number is 1-877-259-2551.

INTERNET ADDRESS
Our Internet address is http://www.TrailOnecnc.com

UNIQUE FEATURES OF THE COMPANY
Trail One will provide an automobile license plate tag used as a car accessory. Trail One expects to generate its corporate revenue from the sale of such automobile license plate tags. The tags are made on a CNC machine out of a piece of solid rust resistant aluminum. The product will not rust and since it is made out of a solid piece one half inch aluminum it is stronger than most other tags that are made out of one sixth inch steel alloy.  The product is a specialty item which means a customer can have his own name, font size and decorative artwork carved directly into the entire tag instead of just the outside border.

OVERALL STRATEGIC DIRECTION
The Company plans to establish its reputation in the internet automobile accessory industry, thereby attracting new clients and building out its network of operations.

The Company aims to form long term working relationships with a number of automobile specialty stores in the Salt Lake City, (Utah) area.

DESCRIPTION OF PRODUCTS

Ralph Montrone, CEO and Director of Trail One, Inc, came up with idea over the last year of what he believes will be a successful automobile license plate tag.

This license plate tag is like a work of art, unique and individual to meet the needs of those who want to add a custom look to their vehicles.  This is unlike the generic license plate tags/frames being offered currently in the marketplace such as you would find at your local Wal-Mart or AutoZone.

Product Development:

In early 2009, Mr. Montrone began working with Advanced Precision Manufacturing Inc. located at 1844 South 3850 West, Salt Lake City Utah.   Advanced Precision Manufacturing Inc. (APMI) has specialized in providing over 40 years of manufacturing of metal parts, CNC Turning and Milling, large diameter turning up to 22’, machining all types of metals. Advanced Precision Manufacturing Inc is a full service contract manufacturer dedicated to the production and marketing of turnkey custom parts and products.

Advanced Precision Manufacturing Inc is headquartered in Salt Lake City Utah, it has the capacity to meet high volume demands as well as accommodate smaller jobs.

Mr. Montrone and the Advanced Precision Manufacturing Inc technicians took several months to create the specifications for the aluminum automobile license plate tags that Trail One, intends to sell and market. Mr. Montrone and Advanced Precision Manufacturing Inc technicians decided to make the tag out of aluminum due to the fact that the metal is easy to work with, low costs and rust resistant.  Trail One, Inc. owns all the rights to the specifications for the automobile license plate tag that they created while working with Advanced Precision Manufacturing, Inc.  Neither Mr. Montrone individually nor Advanced Precision Manufacturing, Inc. has any ownership or manufacturing rights to the specifications that we developed for Trail One, Inc. tags.  The Company has not applied for any trademarks, patents nor does the Company hold any other intellectual property rights in connection with the tags.

The Company has not patented the specifications that are to be used in tags at this time. The solid aluminum automobile license plate tag specifications created for Trail One is not similar to other automobile tags products.  Other automobile tags are either license plate frames or thin pressed aluminum plates.

Manufacturing:

In September of 2010, Advanced Precision Manufacturing Inc. (APMI) and Trail One finalized the specifications for the Trail One tag; APMI will manufacture the Aluminum tag for the Company. Trail One does not have any formal agreements with APMI to manufacture its tags. All key metal (solid aluminum) included in our product are readily available from APMI.  APMI has advised Trail One that they can manufacture each tag for $90.00.  APMI has not produced any tags for Trail One at this time.

The manufacturing will be done by the use of a CNC machine, which is a sophisticated computer guided laser generated flat surface lathe/cutter.  It is able to cut patterns up to eight feet in length at a time, or patterns as small as fractions of an inch. This machine will enable our manufacturer to produce the high quality and precision cuts needed to manufacture each specific license plate tag.

Packaging:

Advanced Precision Manufacturing Inc. (APMI) has advised Trail One that they can package and ship the solid aluminum automobile license plate tag in the following manner. APMI could package each tag for shipping for $3.00 plus the cost of postage to the customer.  APMI can provide all packaging needs in connection with the Trail One tags. APMI has not packaged any product for the Company at this time. Trail One does not have any formal agreements with APMI to package its tags.

Initial Sales Strategy:

We have established a two -prong sales approach; our approach utilizes direct sales through Ralph Montrone. Our direct sales is being conducted by Mr. Montrone, he is currently attempting to market the product locally in the Salt Lake City, Utah area to automobile specialty shops.  His current marketing strategy consists of various Point of Sale material including posters and flyers developed by Mr. Montrone in the past several months.

We intend to derive income from these sales and our goal is establish brand recognition.

Subsequent Sales Strategy

Trail One, Inc. will commence marketing license plate tags for sale to the general public.  The Company is presently developing its marketing program to sell license plate tags to the general public.  We also intend to market our product through our website: www.trailonecnc.com which is currently under development/construction. The Company has not sold the product to anyone at this time.   Trail One, Inc. is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

In order to bring the Company’s tags to market, the Company will need to seek additional capital of approximately $75,000. Of the entire $75,000 of additional capital we will seek, only $35,000 initially will be used by the Company for marketing materials.  If the Company is unable to obtain additional financing at reasonable cost, it would be unable to manufacture, package and sell their tags. As of March 31, 2011, the Company’s working capital consists of a deficit of ($13,768) which is not sufficient to fund the sale of tags through Mr. Montrone.

FEATURES OF THE PRODUCT

The Company believes that there is a role for companies that can provide quality products.

Our form of product may involve assisting a store in the following:

•	Delivery of only a small amount of product, when a automobile specialty store does not have adequate storage space;
•	Delivery of large amounts of product to stores with large storage space.
•	The ability of the Company to speak directly to convenience store managers about the product.

THE AUTOMOBILE LICENSE PLATE INDUSTRY

Competition:

There are numerous companies and individuals who are engaged in the automobile license plate tags and covers business, and such business is intensely competitive.  We believe the highly specialized nature of our corporate focus enables us to be a better long-term partner for our clients than if we were organized as a traditional license plate cover company.

The Company believes that by offering quality solid aluminum license plate tags to the automobile specialty industry, it will have more tag customers. Nevertheless, many of our competitors have significantly greater financial and other resources as well as greater managerial capabilities than we do and are therefore, in certain respects, in a better position than we are to provide license plate tags.   We believe our ability to compete will depend upon many factors both within and outside our control, including, but not limited to pricing as well as the timing and market acceptance of our tags. We will face direct competition from several privately-held companies, both online and direct marketing companies.

Many of our existing and potential competitors, which will include online license plate cover businesses are focusing more closely on internet based sales, these companies have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than we will. Furthermore, there is the risk that larger financial companies which offer internet and direct sales may decide to use extremely low pricing rates in the tag and cover market to acquire and accumulate customer accounts and additional shelf space at stores.  We do not plan to offer extremely low pricing; therefore, such pricing techniques, should they become common in our industry, could have a material, adverse effect on our results of operations, financial condition and business model.

Generally, competitors may be able to respond more quickly to new or emerging changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than we will.

There can be no assurance that our potential competitors will not develop products  comparable or superior to those that will be developed and offered by us or adapt more quickly than us to changing customer requirements, or that we will be able to timely and adequately complete the implementation, and appropriately maintain and enhance the operation, of our business model. Increased competition could result in price reductions, reduced margins, failure to obtain any significant market share, or loss of market share, any of which could materially adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current or future competitors, or that competitive pressures faced by us will not have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that we will be able to compete against these automobile license plate tag businesses such as the following:

StickyLife

“StickyLife.com specializes in small orders of custom stickers, license plates, dog tags, key chains, temporary tattoos, magnets and many other personalized gifts.

LicensePlateframes.biz

Offers aluminum license plate frames in a variety of colors which are custom laser engraved

CURRENT BUSINESS FOCUS

The Company’s business focus is to provide quality solid aluminum automobile license plate tags to the automobile specialty stores in the Salt Lake City, Utah area along with, at a reasonable price, to the largest percentage of the target market population as possible.  The Company believes that the ability to deliver a consistent product is the main factor in fostering a repeat customer base, greater advisory network and reputation.

ADVANTAGES OF COMPETITORS OVER US:

The Company believes the following are advantages of Competitors over us.

CUSTOMER BASE:

Presently the Company does not have an established regular customer base.

FINANCIAL RESOURCES:

The Company believes that many of its competitors (StickyLife and LicensePlateframes.biz) have at this time significantly greater financial and other resources than we do and are therefore, in certain respects, in a better position to provide license plate tags and frames.

COMPETITIVE ADVANTAGES:

The Company believes that its key competitive advantages are:

EXPERIENCED MANAGEMENT

The Company believes that it has experienced management. Our sole Director and executive officer Mr. Montrone has over 40 years of experience in the management and business operations.  The Company believes that the knowledge, relationships, reputation of its management will help it to build and maintain its client base.

PERFORMANCE

Through performance, the Company hopes to develop a repeat customer base, and a greater advisory network and reputation.

RESEARCH AND DEVELOPMENT

The Company is not currently conducting any research and development activities. However if research and development is required in the future, we intend to rely on third party service providers.

EMPLOYEES

Ralph Montrone is the sole Director, Chief Executive Officer, President, Secretary, and Principal Executive Officer and Principal Financial Officer of Trail One, Inc.

At this time we only have one employee, Ralph Montrone.

The Company plans to employ individuals on an as needed basis.  The Company anticipates that it will need to hire additional employees as the business grows. In addition, the Company may expand the size of our Board of Directors in the future.

Ralph Montrone presently does not receive a salary or benefits in any form.   Until the Company raises the aforementioned $75,000, Mr. Montrone will not receive a salary. Once the Company raises sufficient funding of $75,000, Mr. Montrone will be paid a salary of $2,000 per month and he will devote 40 hours to the Company.

ADDITIONAL PRODUCTS:

The Company does not intend to market any other products.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of June 2 , 2011. Our Executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

The Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, sole Director and the selling security holder Ralph Montrone is the "Promoter” within the meaning of Rule 405 of Regulation C.

On September 9, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000.  Mr. Montrone has not received directly or indirectly anything else of value from the Company (including money, property, contracts, options or rights of any kind).

Board of Directors

Ralph Montrone

Executive Officers

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Ralph Montrone	72	Chief Executive Officer, President, Chief Financial Officer, Secretary	September 9, 2010

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Officers. Officers hold office until the next annual meeting of our Board of Directors following their appointment and until successors have been appointed and qualified.

Set forth below is a description of the recent employment and business experience of our Directors and Executive Officers:

MANAGEMENT BIOGRAPHIES

Ralph Montrone; B.Sc., Chief Executive Officer, President, Chief Financial Officer, Secretary

Mr. Ralph Montrone, aged 72, is the Chief Executive Officer, President, Secretary, Chief Financial Officer and Director (Principal Executive Officer) and (Principal Financial Officer) of the Company.  He was appointed in September 9, 2010 and is responsible for overseeing all aspects of the Company.

From September 1, 1968 to September 9, 2010, Mr. Montrone has run Western Sheet Metal, located in Salt Lake City.  Mr. Montrone first established Western Sheet Metal in 1968.  It has become a specialist in providing large commercial applications for complete heating and air conditioning systems in hospitals, school, office building and other commercial spaces in the Salt Lake City area.

Western Sheet Metal addresses the complete process from beginning to end, fabricating and installing the entire units, including all sheet metal duct work and specialty labor.

Mr. Montrone has been the President and owner of Western Sheet Metal for 42 years, including the last five years.  During that time he has performed every aspect of the business including selling jobs, installations, repair work and running the Company.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of only Ralph Montrone.  We are not a “listed company” under SEC rules and therefore are not required to have separate committees comprise of independent directors. We do not have independent director(s) at this time.

The Company does not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that to date, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, our address is: 1844 South 3850 West Salt Lake City, Utah 84104.  The Company's telephone number is: 1-877-259-2551.

As of June 2 , 2011 , there were Eighteen Million (18,000,000) shares of common stock issued and outstanding.

(1) This table is based on Eighteen Million (18,000,000) shares of common stock outstanding.

As of the date of this prospectus, we had the following security holder holding greater than 5%:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Ralph Montrone	18,000,000	100%
Common Stock	All executive officers and directors as a group	18,000,000	100%
Total		18,000,000	100%

REMUNERATION OF DIRECTORS AND OFFICERS

Trail One, Inc. has made no provisions for paying cash or non-cash compensation to its officers and sole director. No salaries are being paid at the present time, and none will be paid unless, or until such time as, the Company is able to raise $75,000 in funding.

The following table sets forth all the remuneration of our Director and Officers for the period from inception on September 9, 2010, through to the end of the period on March 31, 2011 :

NAME OF INDIVIDUAL	CAPACITIES IN WHICH RENUMERATION WAS RECEIVED	AGGREGATE CASH REMUNERATION

Ralph Montrone	Chief Executive Officer, President, Chief Financial Officer, Secretary	$ NIL
Total	All Officers and Directors	$ NIL

EMPLOYMENT AGREEMENTS

To date, the Company has no employment agreements in effect with its Principal Executive Officer. We do not pay compensation to our Director for attendance at meetings. We will reimburse Directors for reasonable expenses incurred during the course of their performance.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below. The following table summarizes all compensation from September 9, 2010 (inception) to March 31, 2011 .

SUMMARY COMPENSATION TABLE

		OTHER ANNUAL COMPENSATION REMUNERATION
NAME PRINCIPAL OTHER	CAPACITIES IN WHICH RENUMERATION WAS RECEIVED	YEAR	SALARY $	BONUS $

Ralph Montrone	Chief Executive Officer, President, Chief Financial Officer, Secretary	2009	$ NIL	$ NIL

COMPENSATION OF DIRECTORS

Directors do not currently receive compensation for their services as directors, but we plan to reimburse them for expenses incurred in attending board meetings.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to Directors and Officers.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

At present, we do not have employment agreements with our Principal Executive officer and the Company does not intend to enter into an employment agreement with Mr. Montrone.

PRINCIPAL STOCKHOLDER

a) Security Ownership of Management - the number and percentage of shares of common stock of the Company owned of record and beneficially, by each officer and director of the Company and by all officers and directors of the Company as a group, and all shareholders known to the Company to beneficially own 5% or more of the issued and outstanding Shares of the Company, is as follows.

Unless otherwise stated, our address is: 1844 South 3850 West Salt Lake City, Utah 84104. The Company's telephone number is 1-877-259-2551.

Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering	Percent Beneficially Owned after Offering

Ralph Montrone	18,000,000	18,000,000	10,000,000	55%

Total Officers, Directors and Significant Shareholders as a group	18,000,000	18,000,000	10,000,000	55%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, there are no material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	Any of our Directors or Officers;
*	Any nominee for election as a director;
*	Any principal security holder identified in the preceding “Security Ownership of Selling Shareholder and Management" section; or
*	Any relative or spouse, or relative of such spouse, of the above referenced persons.

TRANSFER AGENT AND REGISTRAR

Transfer Agent and Registrar: The Company acts as its own transfer agent at this time. When this registration statement becomes effective the Company will use for our common stock the services of ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S St Petersburg, FL 33701, Telephone (727) 459-7378 Facsimile 727-290-3961,

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have outstanding Eighteen Million (18,000,000) shares of common stock. Of these shares, the Eight Million (8,000,000) shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

*	For any breach of their duty of loyalty to us or our security holders;
*	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
*	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
*	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 100,000,000 shares of capital stock, of which 90,000,000 shares are common stock, $0.001 par value per share, and 10,000,000 shares are preferred stock, $0.001 par value per share.

The Company issued to the founder Eighteen Million 18,000,000 common shares of stock for $18,000. As of December 31, 2010, there are Eighteen Million (18,000,000) shares issued and outstanding at a value of $0.001 per share.

COMMON STOCK:  The securities being offered by the selling security holder are shares of our Common stock.

Common Stock

We are authorized to issue 90,000,000 shares of common stock, $0.001 par value per share. Currently we have 18,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share. The preferred stock may be divided into any number of series as our directors may determine from time to time. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As of the date of this filing, we do not have any preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding stock options to purchase our securities.

LEGAL MATTERS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

EXPERTS

AUDITOR: The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDER

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets as of March 31, 2011 (Unaudited) and September 30, 2010	F-2

Statements of Operations for the six months ended March 31, 2011 (Unaudited) and the period from September 9, 2010 (inception) to September 30, 2010 and March 31, 2011 (Unaudited)	F-3

Statements of Stockholder’s Equity (Deficit) for the six months ended March 31, 2011 (Unaudited) and the period from September 9, 2010 (inception) to September 30, 2010	F-4

Statements of Cash Flow for the six months ended March 31, 2011 (Unaudited) and the period from September 9, 2010 (inception) to September 30, 2010 and March 31, 2011 (Unaudited)	F-5

Notes to Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
TRAIL ONE, INC.
(A Development Stage Company)

We have audited the accompanying balance sheet of Trail One, Inc. (A Development Stage Company) as of September 30, 2010, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on September 9, 2010 through September 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trail One, Inc. (A Development Stage Company) as of September 30, 2010, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on September 9, 2010 through September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $15,500, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
November 23, 2010

TRAIL ONE, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	March 31,	September 30,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash	$-	$2,500
Total current assets	-	2,500

Total assets	$-	$2,500

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$206	$-
Accrued expenses	5,200	-
Note payable, related party	8,195	-
Accrued interest, related party	167	-
Total current liabilities	13,768	-

Stockholder's equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 90,000,000 shares authorized, 18,000,000 shares issued and outstanding	18,000	18,000
Deficit accumulated during the development stage	(31,768)	(15,500)
Total stockholder's equity (deficit)	(13,768)	2,500

Total liabilities and stockholder's equity (deficit)	$-	$2,500

See Accompanying Notes to Financial Statements.

TRAIL ONE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

		September 9,	September 9,
	For the Six	2010	2010
	Months Ended	(inception) to	(inception) to
	March 31,	September 30,	March 31,
	2011	2010	2011
	(Unaudited)		(Unaudited)

Revenue	$-	$-	$-

Operating expenses:
General and administrative	6,501	-	6,501
Professional fees	9,600	15,500	25,100

Total operating expenses	16,101	15,500	31,601

Net operating loss	(16,101)	(15,500)	(31,601)

Other income (expense)	(167)	-	(167)

Loss before provision for income taxes	(16,268)	(15,500)	(31,768)

Provision for income taxes	-	-	-

Net loss	$(16,268)	$(15,500)	$(31,768)

Weighted average number of common shares outstanding - basic and fully diluted	18,000,000	18,000,000

Net loss per share - basic and fully diluted	$(0.00)	$(0.00)

See Accompanying Notes to Financial Statements.

TRAIL ONE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional Paid-In	(Deficit) Accumulated During Development	Total Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Common stock issued to founder at $0.001 per share	-	$-	18,000,000	$18,000	$-	$-	$18,000

Net loss from September 9, 2010 (inception) to September 30, 2010	-	-	-	-	-	(15,500)	(15,500)

Balance, September 30, 2010	-	$-	18,000,000	$18,000	$-	$(15,500)	$2,500

Net loss for the six months ended March 31, 2011	-	-	-	-	-	(16,268)	(16,268)

Balance, March 31, 2011 (unaudited)	-	$-	18,000,000	$18,000	$-	$(31,768)	$(13,768)

See Accompanying Notes to Financial Statements.

TRAIL ONE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

		September 9,	September 9,
	For the Six	2010	2010
	Months Ended	(Inception) to	(Inception) to
	March 31,	September 30,	March 31,
	2011	2010	2011
	(Unaudited)		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,268)	$(15,500)	$(31,768)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in:
Accounts payable	206	-	206
Accrued expenses	5,200	-	5,200
Accrued interest, related party	167	-	167

Net cash provided by (used in) operating activities	(10,695)	(15,500)	(26,195)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from officer, loans, related party	8,195	-	8,195
Proceeds from sale of common stock	-	18,000	18,000

Net cash provided by financing activities	8,195	18,000	26,195

NET CHANGE IN CASH	(2,500)	2,500	-

CASH AT BEGINNING OF PERIOD	2,500	-	-

CASH AT END OF PERIOD	$-	$2,500	$-

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See Accompanying Notes to Financial Statements.

Trail One, Inc.
(A Development Stage Company)
Notes to Financial Statements
(Information for the six months ended March 31, 2011 is unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Trail One, Inc. (“The Company”) was formed in the state of Nevada on September 9, 2010 to manufacture TOCNC Tags, which are personalized/customized license plates for customers who want one of a kind luxury car jewelry to uniquely define them and to offer a sense of identification privacy at public events such as car shows, photo shoots, auto clubs, and other public venues.  TOCNC Tags are cosmetic and do not take the place of proper state license plates as required to operate motor vehicles on public roads.

TOCNC tags will come with their own serial numbers (for insurance and authenticity purposes), secured in an airtight, crash resistant, pressure clamping case, and will be available with numerous options, including, but not limited to, a wide variety of inscribable names, with personalized designs in front, with numerous border designs and available in various thicknesses and shapes, and will be available in USDM (American); dimensions, and with various angle cuts, face designs, fonts, font sizes, images and just about any other customized design imaginable to suit the connoisseur and set the customer’s vehicle apart from everyone else’s vehicles.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

The Company has adopted a fiscal year end of September 30th.

The comparative financial statements herein include the fiscal year ended September 30, 2010 and the period from September 9, 2010 (inception) through September 30, 2010, and the unaudited six months ended March 31, 2011.

Development Stage Company
The Company is currently considered a development stage company. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Unaudited Interim Financial Information
The accompanying balance sheet as of March 31, 2011, statement of operations for the six months ended March 31, 2011, statement of stockholder’s equity (deficit) for the six months ended March 31, 2011 and statements of cash flows for the six months ended March 31, 2011 are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of the Company’s management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments necessary for the fair presentation of the Company’s statement of financial position at March 31, 2011, its results of operations and its cash flows for the three months ended March 31, 2011. The results for the six months ended March 31, 2011 are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 2011.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred.

Income Taxes
The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Trail One, Inc.
(A Development Stage Company)
Notes to Financial Statements
(Information for the six months ended March 31, 2011 is unaudited)

Segment Reporting
Under FASB ASC 280-10-50, the Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash and accrued interest reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no other items that required fair value measurement on a recurring basis.

Revenue Recognition
For revenue from product sales, the Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception on September 9, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company did not issue any share-based payments for services or compensation to employees, or otherwise for the periods presented.

Uncertain tax positions
Effective upon inception at September 9, 2010, the Company adopted new standards for accounting for uncertainty in income taxes. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recent Accounting Pronouncements
In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

Trail One, Inc.
(A Development Stage Company)
Notes to Financial Statements
(Information for the six months ended March 31, 2011 is unaudited)

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. The ASC was effective for the Company upon inception at September 9, 2010. The adoption of this ASU did not have a material impact on our financial statements.

In August 2009, the FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. The ASC was effective for the Company upon inception at September 9, 2010. The adoption of this ASU did not have a material impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC upon inception at September 9, 2010. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 did not have a significant effect on the Company’s financial statements. In connection with preparing the accompanying audited financial statements, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission).

Note 2 – Going Concern

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is in the development stage, has incurred continuous losses from operations, an accumulated deficit of $31,768 and $15,500 at March 31, 2011 and September 30, 2010, respectively, has no revenues, and working capital (deficit) of ($13,768) and $2,500 at March 31, 2011 and September 30, 2010, respectively, and cash on hand of $0 as of March 31, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Trail One, Inc.
(A Development Stage Company)
Notes to Financial Statements
(Information for the six months ended March 31, 2011 is unaudited)

Note 3 – Related Party

From time to time the Company’s founder and CEO, Ralph Montrone has advanced loans to the Company for operations at an 8% interest rate, due on demand. The principal balances due were $8,195 and $-0- at March 31, 2011 and September 30, 2010, respectively. In addition, accrued interest of $167 and $-0- existed at March 31, 2011 and September 30, 2010, respectively.

On September 13, 2010, the Company issued 18,000,000 founder’s shares of common stock at the par value of $0.001 to the Company’s CEO, Ralph Montrone in exchange for proceeds of $18,000.

Note 4 – Officer Loans, Related Party

Officer loans consist of the following at March 31, 2011 and September 30, 2010, respectively:

	March 31,	September 30,
	2011	2010

Unsecured promissory notes to Ralph Montrone, founder and CEO, carry an 8% interest rate, due on demand	$8,195	$-

Total Officer Loans, Related Party	$8,195	$-

The Company recorded interest expense in the amount of $167 and $-0- related to the officer loans for the six months ended March 31, 2011, and $-0- for the period from September 9, 2010 (inception) to September 30, 2010.

Note 5 – Stockholder’s Equity

On September 9, 2010, the founder of the Company established 90,000,000 authorized shares of $0.001 par value common stock. Additionally, the Company founder established 10,000,000 authorized shares of $0.001 par value preferred stock.

Common Stock
On September 13, 2010, the Company issued 18,000,000 founder’s shares of common stock at the par value of $0.001 to the Company’s CEO, Ralph Montrone in exchange for proceeds of $18,000.

Note 6 – Subsequent Events

There have been no subsequent events to report in accordance with ASC 855-10.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until  __________________ (90th day after the later of (1) the effective date of the  registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Legal Fees and Expenses	$24,500	*
Audit Fees and Expenses	9,000	*
Accounting Fees and Expenses	9,000	*
Miscellaneous Filing Fees and Office Expenses	2,500
Total	$45,000	*

* Estimated amount

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDERS

On September 9, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000.

There are 10,000,000 preferred shares authorized. The Company has issued no preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

These shares were issued pursuant to Section 4(2) of the Securities Act. The Eighteen Million (18,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Ralph Montrone, the founder of the Company, who is a sophisticated individual.  Since our inception, the founders are in a position of access to relevant and material information regarding our operations. The selling security holder is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.		Description
3.1	*	Articles of Incorporation
3.2	*	Bylaws
5.1		Legal Opinion of Steven M. Sager, Attorney, June 2 , 2011
23.1		Consent of M & K CPAS, PLLC, June 2 , 2011

*Exhibits previously filed on November 23, 2010

ITEM 17.    UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Salt Lake City, Utah, on this 2nd, day of June , 2011.

TRAIL ONE, INC.

By: /s/ Ralph Montrone
Ralph Montrone
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ralph Montrone	President, Chief Executive Officer and Director (Principal Executive Officer)	June 2 , 2011
Ralph Montrone	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.		Description
3.1	*	Articles of Incorporation
3.2	*	Bylaws
5.1		Legal Opinion of Steven M. Sager, Attorney, June 2 , 2011
23.1		Consent of M & K CPAS, PLLC, June 2 , 2011
*Exhibits previously filed on November 23, 2010